DALBY, WENDLAND & CO., P.C.




      464 MAIN STREET . P.O. BOX 430 . GRAND JUNCTION, COLORADO 81502-0430
                    TELEPHONE 970/243-1921 . FAX 970/243-9214


                     CONSENT OF DALBY, WENDLAND & CO., P.C.


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1996, in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of First Colorado Bancorp, Inc. for the registration of its common stock.



/s/ Dalby, Wendland & Co., P.C.

DALBY, WENDLAND & CO., P.C.
Grand Junction, Colorado

August 13, 1997